O F F I C E   L E A S E

                                 BETWEEN

            AMERICAN NATIONAL BANK & TRUST COMPANY OF CHICAGO,
                       AS SUCCESSOR TRUSTEE TO
                            COMERICA BANK,
                       F/K/A AFFILIATED BANK,
                 & F/K/A STATE BANK OF LAKE ZURICH,
          UNDER TRUST #90-0020, THE BETH CORPORATION AS AGENT,

                              LANDLORD

                                AND

                           ENDOREX CORP.

                               TENANT

DATED: SEPTEMBER 18, 1996

LAKE BLUFF OFFICE CENTER

This Lease made this 18th day of September 1996, between The Beth Corporation, Agent for American National Bank & Trust Company of Chicago, as Successor Trustee to Comerica Bank, F/K/A Affiliated
Bank, & F/K/A State Bank of Lake Zurich, under Trust Agreement dated April 6, 1990, Trust No. 90-0020, referred to as "Landlord" and ENDOREX CORP. hereinafter referred to as "Tenant":

SCHEDULE

NAME OF TENANT:               MICHAEL S. ROSEN

TENANT'S BUSINESS:            BIOTECHNOLOGY

PRINCIPAL OR MANAGER'S
NAME:                         MICHAEL S. ROSEN

PRINCIPAL OR MANAGER'S
HOME PHONE:                   (847) 604-9458

TENANT'S BUSINESS NAME:	      ENDOREX CORP.

BUSINESS TELEPHONE:           (847) 604-7555

PREMISES:                     900 NORTH SHORE DRIVE
                              SUITE  224 ,  685.5    SQ. FT.
                              LAKE BLUFF, ILLINOIS 60044

TENANT'S PERCENTAGE:          1.542%
TERM OF LEASE:                ONE YEAR

COMMENCEMENT DATE:            OCTOBER 1, 1996

OCCUPANCY:                    OCTOBER 1, 1996

TERMINATION DATE:             SEPTEMBER 30, 1997

OPTIONS TO RENEW:             TWO/ONE YEAR OPTIONS @ CURRENT SQUARE FOOTAGE

BASE RENT SCHEDULE:
                   FROM 10-1-96  TO 9-30-97 ANNUAL $11,653.50 MONTH $971.13

DAILY HOLDOVER RENT:          $   64.72

SECURITY DEPOSIT:             $ 1942.26

TENANT'S BROKER (if any):

COMMISSION AGREEMENT DATED:

Initials:
           LANDLORD							 TENANT

The foregoing Schedule is an integral part of this Lease.

TABLE OF CONTENTS
                                                                 Page
      Preliminary Statement.....................................   1
 1.   Demised Premises and Term.................................   1
 2.   Construction of Improvements..............................   1
 3.   Failure to Give Possession................................   2
 4.   Condition of Premises.....................................   2
 5.   Base Rent.................................................   2
 6.   Tax and Expense Escalation................................   3
 7.   Services..................................................   6
 8.   Use of Premises...........................................   8
 9.   Care and Maintenance......................................  10
10.   Alterations...............................................  10
11.   Insurance.................................................  11
12.   Untenantability...........................................  12
13.   Eminent Domain............................................  13
14.   Assignment and Subletting.................................  13
15.   Waiver of Claims/Indemnification..........................  13
16.   Subordination of Superiority..............................  14
17.   Access and Other Rights Reserved to Landlord..............  14
18.   Holding Over..............................................  16
19.   Default by Tenant.........................................  16
20.   Surrender of Possession...................................  18
21.   Notices...................................................  18
22.   Relocation of Tenant......................................  18
23.   Security Deposit..........................................  19
24.   Brokerage.................................................  19
25.   Waiver, Remedies, Expenses, Etc...........................  19
26.   Estoppel Certificate......................................  20
27.   Landlord Defined..........................................  20
28.   Separability..............................................  21
29.   Binding Effect and Survival...............................  21
30.   Interpretation and Amendments.............................  21
31.   Time and Payment; Interest................................  21
32.   Early Occupancy...........................................  21
33.   Quiet Enjoyment...........................................  22
34.   Mortgagee Modifications...................................  22
35.   Signatures................................................  22
36.   Personal Guarantee........................................  23
37.   Exhibit "A" (Legal Description)...........................  24
38.   Exhibit "B" (Floor Plan)..................................  25
29.   Exhibit "C" (Work Letter).................................  26

OFFICE LEASE


This Lease is made as of the 18th day of September, 1996, by and between American National Bank & Trust Company of Chicago, as Successor Trustee to Comerica Bank, F/K/A Affiliated Bank, & F/K/A State Bank of Lake Zurich, under Trust~#90-0020 ("Landlord" herein), by its agent, The Beth
Corporation, an Illinois Corporation, having an address in care of:

Lake Bluff Office Center
900 North Shore Drive
Suite 190
Lake Bluff, IL 60044

and

ENDOREX CORP.
("Tenant" herein)
having an address as follows:

900 North Shore Drive
Suite 224
Lake Bluff, IL  60044
("Tenant's Address" herein)

PRELIMINARY STATEMENT

Landlord owns a fee simple in the following described real estate legally described as follows:

See Exhibit "A" attached

The land is improved by an office building ("the Office Building" herein).

Tenant desires to lease from Landlord, and Landlord desires to lease to Tenant, a portion of the Office Building on the terms hereinafter provided.

Now, THEREFORE, the parties hereby mutually agree as follows:
1. Demised Premises and Term. Landlord hereby agrees to lease to the Tenant and Tenant hereby agrees to lease from Landlord, upon the terms and conditions herein provided, that portion of the Office Building outlined in red on the floor plans affixed hereto as Exhibit~"B", ("the Premises" herein) for a term ("the Term" herein) commencing on October 1, 1996, ("the Commencement Date") and ending, unless sooner terminated as provided herein, on September 30, 1997. This Lease does not demise or grant any rights to light or air over the Land.

2.  Construction of Improvements.

(a) Landlord shall cause the Premises to be improved substantially in accordance with the Tenant work letter affixed hereto as Exhibit "C" ("Landlord's Improvements"). Landlord agrees to cause Landlord's improvements to be diligently constructed in an orderly manner and agrees to substantially complete the same on or before the Commencement Date; provided, however, if construction of Landlord's improvements is delayed directly or indirectly as a result of changes, deletions or additions requested by Tenants in submitting plans, supplying information, approving plans, specifications or estimates or other delays or failures or defaults of Tenant, or by strikes, lockouts, casualties, extraordinary weather conditions, acts of God, war, material or labor shortages, interruptions in transportation, governmental regulations or control, or by other causes beyond the control of Landlord, said date for substantial completion of Landlord's improvements and the Commencement Date shall be deferred by the duration of such delay or delays caused as aforesaid.

(b) The Premises shall be considered substantially complete when the Premises are ready for beneficial use and occupancy by Tenant. Neither completion of minor or insubstantial details of construction, decoration and mechanical adjustments, nor completion of work by Tenant shall be required as a condition of substantial completion.

(c) Upon the Commencement Date, possession of the Premises shall be tendered to Tenant. Concurrently with the tender of possession, Landlord and Tenant shall agree upon a punch list of incomplete items of Landlord's improvements. Landlord will cause all unfinished Landlord's improvements reflected on such punch list to be provided with due diligence under the weather condition and other circumstances then prevailing.

3.  Failure to Give Possession.

Landlord shall not be subject to any liability if Landlord shall be unable to give possession of the Premises on the Commencement Date, (as that date may be deferred pursuant to Section 2 of this Lease) by reason of the failure or inability of Landlord to substantially complete Landlord's improvements or otherwise, and no such failure to give possession on said date shall affect the validity of this Lease or the obligations of Tenant hereunder, nor shall the same extend the Term. The forgoing notwithstanding, in the event that Landlord fails or is unable to substantially complete Landlord's improvements and tender possession of the Premises within 60 days of the Commencement Date (as that date may be deferred pursuant to Section 2 of this Lease), then either Tenant or Landlord may elect by notice to the other, at any time thereafter, to terminate this Lease, without liability on the part of either Landlord or Tenant effective 60 days following service of such notice if the Premises are not substantially complete and tendered to Tenant for possession prior to such effective date of termination.

4.  Condition of Premises.

Tenant's taking possession of the Premises shall be conclusive evidence as against Tenant that Premises were in good order and satisfactory condition when Tenant took possession, subject only to the items identified on the punch list referred to in Section 2 (c). No promise of Landlord to alter, remodel, decorate, clean or improve the Premises, the Land or the Office Building and no representation respecting the condition of any of the foregoing have been made by Landlord to Tenant unless same are contained herein, or made a part hereof, or are contained in a written document signed by the Landlord.

5.  Base Rent.

(a) Tenant shall pay to The Beth Corporation at 900 North Shore Drive, Lake Bluff, Illinois 60044, as agent for Landlord or to such other person or at such other place as Landlord may from time to time designate in writing, Annual Base Rent in an amount per year equal to the product obtained by multiplying the number of square feet of Rentable Area within the Premises by the Annual Base Rent Per Square Foot. For purposes hereof
(i) Rentable Area within the Premises shall be  685.5 square feet; and
(ii) the Annual Base Rent Per Square Foot shall be Seventeen dollars and no/100.

(b) Annual Base Rent shall be payable without notice or demand, and without offset, counter claim or deduction in advance in equal monthly installments each in the amount of one-twelfth (1/12) of the Annual Base Rent on the first day of each month of the Term; provided, however, that if the Term shall commence or end on a day other than the first or last day of a month, concurrently with the commencement or end of the Term, as the case may be, Tenant shall pay to Landlord or Landlord shall refund (if paid) to Tenant Base Rent for such first or last partial month of the Term the per diem Annual Base Rent for the number of days of such month within or without the Term, respectively.

6.  Tax and Expenses Escalation.

A.  Definitions.

(a) "Rentable Area", with reference to the area being calculated, shall be computed by measuring from the inside surface of the exterior glass walls to the office side of corridors and/or other permanent partitions, and to the center of the partitions that separate the Premises from adjoining Rentable Areas and shall include a proportionate share of public corridors, public toilets, air conditioning rooms, fan rooms, janitors' closets, electrical closets and telephone closets on each floor, but shall not include stairs, elevator shafts, flues, stacks, pipe shafts and vertical ducts with their enclosing walls. In computing Rentable Area, no deduction shall be made for columns and projections necessary to the support or design of the Office Building.

(b) The First Lease Year shall be the period commencing on the Commencement Date and ending on the immediately following December 31, and succeeding Lease Years shall be succeeding calendar years (or portion thereof) with the Term.

(c) "Taxes" shall mean real estate taxes, assessments, sewer rents, rates and charges, transit taxes, taxes based upon the receipt of rent, and any other federal, state or local governmental charge, general, special, ordinary or extraordinary, which may now or hereafter be levied or assessed in respect to the Land and the Office Building. In case of special Taxes or assessments which may be payable in installments, only the amount of each installment paid during a Lease Year shall be included in Taxes for that year. Taxes shall also include any personal property taxes (attributable to the year in which paid) imposed upon the furniture, fixtures, machinery, equipment, apparatus systems and appurtenants used in connection with the management, maintenance, operation or repair of the Land and the Office Building. Taxes which are solely attributable to extraordinary improvements (i.e., those which are materially above building standard) that benefit a particular tenant rather than all tenants of the Office Building, and which are, or can be segregated in the County Assessor's records shall be excluded from Taxes. Nothing herein contained shall be construed to include as a Tax which shall be the basis of real estate taxes, any inheritance, estate, succession, transfer, gift, franchise, corporation, income or profit tax or capital levy that is, or may be, imposed upon Landlord; provided, however, that, if at any time during the Lease Term the methods of taxation prevailing at the commencement of the Lease Term shall be altered so that in lieu of, in addition to, or as a substitute for the whole or any part of the real estate taxes now levied, assessed or imposed on real estate as such, there shall be levied, assessed or imposed (i) a tax or taxes on the rents received from such real estate, or (ii) a license fee measured by the rents receivable by Landlord from the Property or any portion thereof, or (iii) a tax or license fee imposed upon Landlord which is otherwise measured by or based in whole or in part upon the Property or any portion thereof, then the same shall be included in the computation of real estate taxes hereunder, to be computed as if the amount of such tax or fee so payable where that due if the Property were the only property of Landlord subject thereto.

(d) "Expenses" shall mean and include those costs and expenses paid or incurred by Landlord for managing, maintaining, operating and repairing the Land and the Office Building and the personal property used in conjunction therewith including, but not limited to, electricity, oil, gas, and other energy and fuel sources, steam, water and water treatment, sewer, heating, lighting, air conditioning, ventilation, window cleaning, janitorial service, insurance (including, but not limited to, fire, extended coverage, all-risk, rent loss, liability, workers compensation, elevator, pressurized vessel, machinery or any other insurance carried in good faith by Landlord), painting, uniforms, customary management fees, supplies, sundries, sales or use taxes on supplies or services, equipment and plant maintenance and rental, landscaping, sign maintenance, snow removal, security, scavenger, wages and salaries of all persons engaged in such management, operation, maintenance and repair, employment taxes and fringe benefits (including, but not limited to social security taxes, unemployment insurance taxes, payroll taxes, vacation and holiday pay, jury duty and funeral leave pay, disability and hospitalization benefits, health and welfare benefits and contributions, pension and retirement benefits and contributions, other employee bargaining agreement, and any other cost or expense which Landlord pays or incurs to provide benefits for employees), amount paid to independent contractors, legal and a ccounting expenses (including, but not limited to, such expenses as relate to seeking or obtaining reductions in and refunds of Taxes) and any other expense or charge, whether or not accounting and management principles would be considered as an expense of managing, maintaining, operating, or repairing the Land and the Office Building. If any Expense, though paid in one calendar year, relates to more than one calendar year, such Expense shall be fairly allocated by Landlord among such related calendar years. Expenses shall not include the cost of alterations to the Premises, depreciation, interest and principal payments on mortgages and other debt costs, ground rent, cost of capital, real estate brokers' leasing commissions or compensation, and any cost or expenditure or portion thereof for which Landlord has been reimbursed by insurance proceeds. Landlord may engage affiliates of Landlord, its beneficiary, or persons interested in its beneficiary, to provide labor, material or services in connection with the management, maintenance, operation and/or repair of the Land, the Office Building and the personal property used in conjunction therewith, provided that in the engagement of such affiliates, Landlord shall secure or purchase such labor, material or services at cost comparable to those charged by other independent reputable purveyors or like labor, material or services in the metropolitan Chicago area, and Expenses arising therefrom shall be limited to such amounts generally charged by such other purveyors.

(e) The Rentable Area in the Office Building is 44,445.0 sq. ft.

B. Tax and Expense Escalation.

(a) In the event that the aggregate amount of Taxes and Expenses attributable to any Lease Year shall exceed Five and 00/100 Dollars per square foot of Rentable Area of the Office Building, then Tenant shall pay to Landlord, as additional rent, an amount for such Lease Year determined in accordance with the following formula:

Taxes for Lease Year plus     No. of Square of Feet      ($5.00 x No. of
Expenses for Lease Year	  X   of Rentable Area       -   Sq. Ft. of
No. of Square Feet of 	      in Premises                Rentable Area
Rentable Area in Office	      (Lessee's Percentage)      in Premises)
Building

(b) The amount of Taxes and Expenses attributable to any Lease Year shall initially be based upon the amount of Taxes and Expenses payable during such Lease Year regardless of the Lease Year for which such Taxes and Expenses were levied or assessed, subject to readjustment on the basis of the actual Taxes and Expenses levied or assessed for such Lease Year, when known.

(c) The foregoing notwithstanding, for the first and last Lease Years, if the same are less than 12 months in duration, the aggregate Taxes and Expenses per square foot of Rentable Area of the Office Building attributable
to such Lease Year and the aforesaid   $5.00   amount shall each be reduced
to an amount equal to the product obtained by multiplying each of said amounts by a fraction, the numerator of which is the number of calendar days within the first of last Lease Year (as the case may be) and the denominator of which is 360.

(d) Tenant shall further pay to Landlord, as additional rent, all Taxes which are solely attributable to its extraordinary leasehold improvements (i.e., those which are materially above the initial improvements to the Premises included in Landlord's improvements) and which are, or can be, segregated in the County Assessor's records.

(C) Billing and Payment.

(a) As soon as reasonably feasible after the expiration of each Lease Year, Landlord will furnish to Tenant a statement showing the Expenses and Taxes for said Lease Year and the amount of additional rent due to Landlord on account thereof for said Lease Year. Said statement may be amended by Landlord to reflect actual Taxes for said Lease Year when known. Tenant shall pay said additional rent as follows:


(i) Tenant shall pay to Landlord the entire amount of said additional rent for the preceding Lease Year, less all payments theretofore made by Tenant on account thereof, within 30 days following receipt of such statement or amendment thereto;

(ii) Tenant shall pay to Landlord an amount equal to one-twelfth of said additional rent for the preceding Lease Year for each month (or portion thereof) of the current Lease Year then elapsed, within 30 days following receipt of such statement or amendment thereto, less all payments theretofore made on account thereof, to apply towards anticipated additional rent for the current Lease Year;

(iii) Tenant shall pay to Landlord an amount equal to one-twelfth of such additional rent for the preceding Lease Year on the first day of each month following issuance of such statement or amendment thereto, until the statement for the current Lease Year is issued and the amount of such monthly payment is adjusted in accordance therewith, to apply towards anticipated additional rent for the current Lease Year; and

(iv) Tenant shall pay to Landlord an amount equal to Landlord's reasonable estimate of such additional rent for the last Lease Year (which may not be finally determined until after termination of the Lease) within 30 days of being billed therefore during the last Lease Year, subject to adjustment between the parties when the additional rent for the last Lease Year is determinable.

(b) Tenant or its representative shall have the right to examine Landlord's books and records at Landlord's principal offices with respect to the items in the foregoing statement of Expenses and Taxes during normal business hours at any time within thirty (30) days following the furnishing by Landlord to Tenant of such statement. Unless Tenant shall take written exception to any item within sixty (60) days after the furnishing of the foregoing statement, such statement shall be considered as final and accepted by Tenant.

7. Services.

(a) Provided that this Lease is in effect and Tenant's right to possession of the Premises has not been terminated pursuant to Section 19 or otherwise, Landlord shall furnish the services described in this Section.

(i) Heating and air-conditioning when in the judgment of Landlord it may be necessary for the comfortable occupancy of the Premises from 8:00 a.m. to 6:00 p.m., Monday through Friday (except for all days observed by State or Federal Government as legal holidays). Tenant will be charged for all heating and air-conditioning requested and furnished prior to or following these hours at rates to be established by Landlord. Any such charge shall be deemed to be additional rental.

(ii)Electricity provided by Landlord is for common areas and heating of office suites. Tenant shall be responsible for its own separately metered, incidental use electricity, as under the following conditions.

(iii) Electricity shall not be furnished by Landlord, but shall be furnished by the approved electric utility company serving the area.
Landlord shall permit the Tenant to receive such service direct from such public utility company at Tenant's cost, and shall permit Landlord's wire and conduits, to the extent available, suitable and safely capable, to be used for such purposes. Landlord shall not be held liable for the lack of quality or quantity of electrical services furnished by any third party, including the utilities companies nor shall Landlord be held responsible for any interruption in any such service for the operation of the Office Building's air conditioning and heating systems at times other than as provided in paragraph (i) hereof, or the operation of any special air conditioning systems which may be required for data processing equipment or for other special equipment or machinery installed by Tenant shall be paid for by Tenant. Tenant shall make no alterations or additions to the electric equipment and/or appliances without the prior written consent of the Landlord in each instance. Tenant also agrees to purchase from Landlord or its agents all lamps, bulbs, ballasts and starters used in Premises after the initial installation thereof. Tenant covenants and agrees that at all times its use of electric current shall never exceed the capacity of the feeders to the Office Building or the risers or wiring installed thereon.

(iv) Cold water in common with other tenants for drinking, lavatory and toilet purposes drawn through the fixtures installed with Landlord's prior written consent, and hot water in common with other tenants for lavatory purposes from regular Office Building supply. Tenant shall pay to Landlord an additional rent at rates fixed by Landlord (not to exceed rates for like uses charged by the Village of Lake Bluff) for water furnished for any other purpose. Tenant shall not waste or permit the waste of water, and shall not tie, wedge or otherwise fasten open any faucets.

(v) Janitor service and customary cleaning in and about the Premises, Saturdays, Sundays and holidays excepted. Tenant shall not provide or employ any janitor services or cleaning without Landlord's written consent and then only subject to supervision of Landlord and Tenant's sole responsibility, and by a janitor or cleaning contractor or employees at all times satisfactory to Landlord.

(vi) Passenger elevator service in common with Landlord and other tenants, daily. Operatorless automatic elevator service shall be deemed "elevator service" within the meaning of this subsection.

(vii) Window washing of all windows in the Premises, both inside and out, at such times as shall be required in Landlord's sole judgment.

(b) Landlord does not warrant that any of the services mentioned in paragraph (a) above will be free from interruptions caused by war, insurrection, civil commotion, riots, casualties, acts of God or enemy, governmental action, repairs, renewals, improvements, alterations, strikes, lockouts, picketing, whether legal or illegal, accidents, inability of Landlord to obtain energy or supplies of any other cause or causes beyond the reasonable control of Landlord. Any such interruption of service shall never be deemed an eviction, constructive or otherwise, or disturbance of Tenant's use and possession of the Premises or any part thereof, or render Landlord liable to Tenant for damages, or relieve Tenant from performance of Tenant's obligations under this Lease; provided, however, in the event that one or more of the foregoing services which are essential to the continued beneficial use and occupancy of the Premises shall be interrupted, other than as a result of the default of Tenant, for a continuous period of 60 days or more, Tenant shall have the right (as its sole and exclusive remedy), after notice thereof from Tenant to Landlord and any mortgagee of the Office Building designated to receive notice for this purpose, to terminate this Lease effective 60 days following notice of its election to terminate on account thereof unless such essential service is restored within such 60-day period. If Tenant fails to pay within five (5) days Landlord's proper charges for any of the foregoing services chargeable to Tenant then Landlord, upon not less than ten (10) days notice, may, in addition to any other remedy provided in this Lease or given by law, discontinue furnishing that service and no such discontinuance shall be deemed an eviction or disturbance of Tenant's use of the obligations under this Lease.

8. Use of Premises.

(a) Tenant shall use and occupy the Premises for general office purposes and for no other purpose.

(b) Tenant will not make or permit to be made any use of the Premises which, directly or indirectly, is forbidden by law, ordinance or governmental regulation or which may be dangerous to persons or property, or which may invalidate or increase the premium cost of any policy of insurance carried on the Office Building or covering its operations. Tenant shall not do, or permit to be done, any act or thing within the Premises which will be in conflict with fire and other insurance policies covering the Office Building. Tenant, at its sole expense, shall comply with all rules, regulations or requirements of the Illinois Inspection and Rating Bureau, or any similar body, and shall not do, or permit anything to be done within the Premises, or bring or keep anything therein in violation of, the rules, regulations or requirements of the Village of Lake Bluff Fire Department, the Illinois Inspection and Rating Bureau, the Fire Insurance Rating Organization or other similar authority.

(c) Tenant shall not install or erect any sign or lettering in or upon the Office Building or the Land without the prior written consent of Landlord, and any sign or lettering which is installed with Landlord's consent shall be installed by Landlord at Tenant's cost and in such manner, character and style as Landlord may designate.

(d) Tenant shall not advertise the business, profession or activities of Tenant conducted in the Office Building in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining to such business, profession or activities, and shall not use the name of the Office Building for any purposes other than that of business address of Tenant, and shall never use any picture or likeness of the Office Building in any circulars, notices, advertisements or correspondence without Landlord's express consent in writing.

(e) Tenant shall not obstruct, or use for storage, or for any purposes other than ingress and egress, the sidewalks, entrances, passages, courts, corridors, vestibules, halls, elevators and stairways of the Office Building. Tenant shall not use for storage any janitor closets or electrical closets.

(f) Tenant shall not suffer or permit any bicycle or other vehicle or any dog or other animal or bird to be brought or permitted to be in the Office Building or any part thereof.

(g) Tenant shall not make or permit any noise or odor that is objectionable to the Landlord or other occupants of the Office Building to emanate from the Premises, and shall not create or maintain a nuisance thereon, and shall not disturb, solicit or canvass any occupant of the Office Building, and shall not do any act tending to injure the reputation of the Office Building.

(h) Tenant shall not install any musical instrument or equipment in the Office Building, or any antennae, aerial wires or other equipment inside or outside the Office Building, without, in each and every instance, prior approval in writing by Landlord, and the use thereof, if permitted, shall be subject to control by Landlord to the end that others shall not be disturbed or annoyed.

(i) Tenant shall not install or attach any additional locks or similar devices to any door of the Premises. No keys for any door other than those provided by Landlord shall be made. If more than two keys for one lock are desired by Tenant, Landlord may provide same upon payment of the cost thereof by Tenant. Upon termination of this Lease or of Tenant's right to possession, Tenant shall surrender all keys of all locks on safes, cabinets and vaults remaining in the Premises.

(j) Tenant shall be responsible for the locking of doors in and to the Premises, and Tenant assumes full responsibility for any damage, theft, robbery, pilferage and vandalism resulting from neglect of this duty.

(k) If Tenant desires telegraphic, telephonic, burglar alarm or signal service, Landlord will, upon request, direct where and how connections and all wiring for such service shall be introduced and run, and no boring, cutting or installation of wires or cables are or shall be permitted in the absence of or contrary to such directions.

(l) The shape, color and material of all shades, draperies or other form of inside window covering must be approved in advance by Landlord in writing.

(m) Tenant shall not overload any floor of the Office Building. Safes, furniture and all large articles shall be brought through the Office Building and into the Premises at such times and in such manner as Landlord shall direct and at Tenant's sole risk and responsibility. Tenant shall list all furniture, equipment and similar articles to be removed from the Office Building, and the list must be approved at the Office of the Building before removal.

(n) Unless Landlord gives advance written consent in each and every instance, Tenant shall not install or operate any steam or internal combustion engine, boiler or other pressurized vessel, machinery, refrigerating or heating device or air conditioning apparatus in or about the Premises, or carry on any manufacturing or assembly operations therein, or use the Premises for housing accommodations or lodging or sleeping purposes, or do any cooking therein or install or permit the installation of any vending or video game machines, or use any illumination other than electric light, or use or permit to be brought into the Office Building any inflammable oils or fluids such as gasoline, kerosene, naphtha and benzine, or any explosive or other articles hazardous to persons or property.

(o) Tenant shall not place or allow anything to be against or near the windows or the glass of partitions or doors of the Premises which may diminish the light in, or be unsightly from public halls or corridors or the exterior of the Office Building.

(p) Landlord reserves and shall have the right to make such other reasonable rules and regulations in respect to the use, occupancy and operation of the Office Building as Landlord or its agent may from time to time adopt on reasonable notice, and Tenant agrees to comply therewith.

(q) In addition to all other liabilities for breach of any covenant of this Section, Tenant shall pay to Landlord all direct damages caused by such breach and shall also pay to Landlord on demand, as additional rent, an amount equal to any increase in insurance premium or premiums under the fire and other insurance policies covering the Office Building caused by such breach. Any violation of this Section may be restrained by injunction.

9. Care and Maintenance.

(a) Subject to the provisions of Section 12, Tenant shall, at Tenant's sole expense, keep the interior of the Premises and all electrical, plumbing and mechanical equipment and conduits which solely service the Premises and Tenant's appliances, equipment and installations therein in good order, appearance, condition and repair throughout the Term. If Tenant does not make repairs within 10 days and, to Landlord's satisfaction, Landlord may, but shall not be required to, make repairs, and Tenant shall pay or reimburse on demand all costs incurred by Landlord in connection therewith, including overtime incurred in the event such repairs are not made during ordinary business hours. Any such costs shall be considered additional rent payable from the Tenant within 10 days from Landlord's billing.
Landlord may enter the Premises at all reasonable times to make such repairs.

(b) Landlord shall maintain and make all necessary repairs to electrical, plumbing, mechanical equipment and conduits of the Office Building, except such equipment and conduits which solely serve the Premises or Tenant's equipment or installations herein. Landlord shall also maintain the common areas of the Office Building and parking areas (including snow removal), landscaping and the exterior and structure of the Office Building.

10. Alterations.

(a) Tenant shall not do any painting or decorating, or erect any partitions, make any alterations in the Premises or do any nailing, boring or screwing into the ceilings, walls or floors thereof, without Landlord's prior written consent in each and every instance. Unless otherwise agreed by Landlord and Tenant in writing, all such work shall be performed either by or under the direction of Landlord, but at the cost of Tenant. If Landlord consents to such alterations, before commencement of the work or delivery of any materials onto the Premises or into the Office Building, Tenant shall furnish to Landlord for approval: (i) plans and specifications;
(ii) names and addresses of contractors;  (iii) copies of contracts;
(iv) necessary governmental permits; (v) indemnification in form and amount reasonably satisfactory to Landlord; and (vi) certificates of insurance from all contractors performing labor or furnishing materials, insuring against any and all claims, costs, damages, liabilities and expenses which may arise in connection with the alterations or additions.

(b) Whether the Tenant furnished Landlord the foregoing or not, Tenant hereby agrees to hold Landlord, its beneficiaries, and their respective agents and employees harmless from any and all liabilities of every kind and description which may arise out of or be connected in any way with said alterations or additions. Any mechanic's lien filed against the Premises, the Office Building or the Land, for work claimed to have been furnished by Tenant shall be discharged of record by Tenant within ten (10) days thereafter, at Tenant's expense. Upon completing any alterations, Tenant shall furnish Landlord with contractors' affidavits and full and final waivers of lien and receipted bills covering all labor and materials expended and used in connection herewith.

(c) All alterations shall comply with the requirements of all insurance policies covering the Office Building and of the issuing insurance companies and with all ordinances and regulations of the Village of Lake Bluff or any department or agency thereof having jurisdiction of the Premises and with the requirements of all laws, statutes and regulations of Lake County, the State of Illinois and the United States Government and any department or agency thereof having jurisdiction of the Premises. All alterations and additions shall be constructed in a good and workmanlike manner with good grades of new materials.

(d) Except as otherwise provided in Section 20, all additions (including drapes and blinds), decorations, hardware, non-trade fixtures and all improvements, temporary or permanent, in or upon the Premises, whether placed there by Tenant or by Landlord, shall, unless Landlord requests their removal, become Landlord's property and shall remain upon the Premises at the termination of this Lease by lapse of time or otherwise without compensation or allowance or credit to Tenant. If, upon Landlord's request, Tenant does not remove said additions, decorations, hardware, non-trade fixtures and improvements, Landlord may remove the same and Tenant shall pay to Landlord, upon demand, the cost of such removal and the cost of repairing any damage to the Premises occasioned by such removal.

11. Insurance.

(a) Tenant shall maintain insurance of the following character throughout the Term and any extensions thereof; (i) comprehensive general public liability insurance against claims for bodily injury, death or property damage occurring on, in or about the Premises and the adjoining and related common areas, including parking areas, docks, streets, sidewalks and passageways, such insurance to provide for limits of liability reasonably approved by Landlord but in no event less than $1,000,000 with respect to bodily injury or death to persons and $500,000 with respect to property damage; (ii) casualty insurance (on a replacement cost basis) with respect to all personal property of Tenant in or upon the Premises against loss or damage by fire, lighting, theft and other risks from time to time included under "extended coverage" or "all risk" policies in an amount not less than the full replacement cost thereof;
(iii) worker's compensation insurance, covering all persons employed by Tenant or its agents, employees and contractors in connection with any work done on or about the Premises with respect to which claims for death or bodily injury could be asserted against Landlord or the Office Building; and (iv) such other insurance on or in respect to the Premises in such amounts and against such other insurable hazards which at the time are commonly obtained by tenants of property similar to the Office Building.

(b) The insurance referred to in subsection (a) shall be issued by insurance companies acceptable to Landlord authorized to issue such insurance in the State of Illinois, shall be in the form and contain the provisions generally used for like properties in the State of Illinois, and the public liability insurance to be maintained by Tenant, Landlord's agents and beneficiaries, and Tenant. Every insurance policy referred to in subsection (a) shall contain an agreement by the insurer that it will not cancel or amend such policy except after 30 days prior written notice to Landlord and Tenant, and shall provide that any loss otherwise payable thereunder shall be payable notwithstanding any act or negligence of Tenant which might, absent such agreement, result in a forfeiture of all or a part of such insurance and notwithstanding the occupation or use of the Office Building or the Premises for purposes more hazardous than permitted by the terms of such policy.

(c) Tenant shall deliver to Landlord, on or before the commencement of the Term, the original or duplicate original policies and/or certificates of the insurers, evidencing all of the insurance which is then required to be maintained by Tenant hereunder together with evidence of the payment of all current premiums due therefor, and Tenant shall, within 30 days prior to the expirations of any such insurance, deliver other original or duplicate original policies and/or certificates of the insurers evidencing the renewal or replacement of such insurance together with evidence of the payment of all premiums therefor. Should Tenant fail to maintain or renew any insurance provided for in this Section, or to pay the premium therefor, or to deliver to the other any of such policies or certificates, then, and in any of said events, Landlord, at its option, but without obligation so to do, may procure such insurance and any sums expended therefor shall be reimbursed by Tenant to Landlord on demand.

(d) Whenever (i) any loss, cost, damage or expense resulting from fire, explosion or any other casualty occurrence is incurred by either of the parties to this Lease in connection with the Premises, and (ii) such party is or should be covered in whole or in part by insurance with respect to such loss, cost, damage or expense, then the party so insured hereby releases the other party from any liability it may have on account of such loss, cost, damage or expense to the extent of any amount recovered by reason of such insurance and waives any right of subrogation which might otherwise exist in or accrue to any person on account thereof, provided that such release of liability and waiver of the right of subrogation shall not be operative in any case where the effect thereof is to invalidate such insurance coverage or increase the cost thereof (provided that in the case of increased cost, the other party shall have the right, within thirty (30) days following written notice, to pay such increased cost, thereupon keeping such release and waiver in full force and effect).

12.  Untenantability.

(a) Except as hereinafter otherwise provided, if the Premises are damaged by fire or other insured casualty, the damage shall be repaired by and at the expense of Landlord, and Base Rent, until such damaged Premises shall be rendered tenantable, shall abate on a per day basis in the same proportion that the quantum of damaged Rentable Area of the Premises bears to the entire Rentable Area of the Premises from time to time.

(b) If the entire Premises or 50% or more of the Office Building are damaged or rendered untenantable by fire or other casualty, Landlord may, by notice to Tenant within sixty (60) days after the date of the fire or other casualty, elect to (i) terminate this Lease as of the date of the fire or other casualty, in which event Base Rent and additional rent payable hereunder shall be apportioned on a per diem basis and paid to the date of the fire or other casualty, or (ii) repair, restore and rehabilitate the Office Building and/or the Premises at Landlord's expense in which event this Lease shall not terminate. In the event Landlord elects to repair, restore, rehabilitate, Landlord shall undertake and prosecute such repair, restoration and rehabilitation with due diligence and Base Rent shall abate on a per diem basis during the period of untenantability in the same proportion that the quantum of untenantable Rentable Area of the Premises bears to the entire Rentable Area of the Premises from time to time. In the event Landlord elects to repair, restore and rehabilitate, as aforesaid, and fails or is unable to substantially complete such repair, restoration or rehabilitation within nine (9) months following the date of the fire or other casualty, either Landlord or Tenant may elect to terminate this Lease without further liability to either party at any time thereafter but prior to such substantial completion by notice to other, provided that said period allowed for repair, restoration and rehabilitation shall be extended by the duration of delays directly or indirectly resulting from causes beyond the control of Landlord of the nature referred to in Section~2~(a).

(c) Under no circumstances shall Landlord be responsible for the repair, restoration or rehabilitation of any personal property of Tenant or any improvements or alterations made to the Premises by Tenant, or of any loss or damage caused by neglect or willful act of Tenant, anything herein to the contrary notwithstanding.

13. Eminent Domain.

If all or a material portion of the Office Building shall be lawfully taken or condemned for any public or quasi-public use or purpose, the Term shall end upon, and not before, the date of the taking of possession by the condemning authority except with respect to obligations and liabilities of Tenant under this Lease, actual or contingent, which have arisen on or prior to such date, upon payment by Tenant of all installments of Base Rent, additional rent and all other sums then due and payable under this Lease to and including such termination date. Tenant hereby waives and assigns to Landlord any and all interest Tenant may have in and to any award and compensation payable on account of any such taking, and the entire award payable on account of any such taking shall be payable to and be the sole and exclusive property of Landlord.

14.	Assignment and Subletting.

(a) Tenant shall not, without the prior written consent of Landlord,
(i) assign this Lease or any interest hereunder; (ii) permit any assignment of this Lease by operation of law; (iii) sublet the Premises or any part thereof; or (iv) permit the use of the Premises by any parties other than Tenant, its agents and employees.

(b)No assignment of this Lease shall be effective unless Landlord shall consent thereto and unless the assignee shall execute an appropriate instrument assuming all of the obligations of Tenant hereunder and unless Tenant (and its guarantor) acknowledge therein its (or their) continued liability under this Lease. If Landlord consents to such assignment, Tenant (and its guarantor) shall remain primarily liable for the payment of Base Rent, additional rent and all other sums payable by Tenant hereunder and for the performance of all covenants of Tenant herein contained, notwithstanding any such assignment or subletting, to the same extent as if such assignment and subletting had not occurred.

(c) A material change in the ownership or control of Tenant shall constitute an assignment of this Lease for purposes of this Section.

15. Waiver of Claims/Indemnification.

(a) Tenant agrees that, to the extent not prohibited by law, Landlord and its beneficiaries, and their officers, agents and employees shall not be liable for any damage either to person or property or resulting from the loss of use thereof sustained by Tenant or by other persons due to the Office Building or any part thereof or any appurtenance thereof becoming out of repair, or due to the happening of any accident or event in or about the Office Building, or due to any act or neglect of any tenant or occupant of the Office Building or of any other person. This provision shall apply particularly (but not exclusively) to damage caused by gas, electricity, snow, frost, steam, sewage, sewer gas or odors, fire, water or by the bursting or leaking of pipes, faucets, sprinklers and plumbing fixtures, and shall apply without distinction as to the person whose act or neglect was responsible for the damage and whether the damage was due to any of the causes specifically enumerated above or to some other cause of an entirely different nature. Tenant further agrees that all personal property upon the Premises or upon loading docks, receiving and holding areas, elevators or other common areas of the Office Building shall be at the risk of Tenant only, and the Landlord shall not be liable for any loss or damage thereto or theft thereof.

(b) Tenant agrees to defend, protect, indemnify and save harmless Landlord and its beneficiaries, and their respective agents and employees, of and from (i) all liability to third parties arising out of the acts of Tenant and its servants, agents, employees, contractors, suppliers, workmen or invitees, and (ii) any and all loss, damage, liability cost and expense, including reasonable attorneys' fees, arising from Tenant's use or occupation of the Premises or from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease, or from any act or negligence of Tenant, its agents, contractors, suppliers, workmen, servants, employees or invitees, in or about the Premises. In case of any action or proceeding brought against Landlord or its beneficiaries, or their respective agents or employees by reason of any such claim, upon notice from Landlord, Tenant covenants, at its expense, to defend such action or proceeding by counsel reasonably satisfactory to Landlord.

16. Subordination of Superiority.

The rights and interests of Tenant under this Lease shall be subject and subordinate to any ground lease, mortgage, trust deed or other paramount encumbrance that may now or hereafter be placed upon the Land and/or the Office Building or any part thereof and to any and all advances to be made thereunder and to interest thereon and all renewals, replacements and extensions thereof, provided that the ground lessor, mortgagee, trustee or secured party named in such ground lease, mortgage, trust deed or other encumbrance shall elect to subject and subordinate the rights and interest of Tenant under this Lease to such ground lease or the lien of such mortgage, trust deed or other encumbrance. Any such ground lessor, mortgagee, trustee under a trust deed or secured party under any other encumbrance may elect to give the rights and interests of Tenant under this Lease priority over such ground lease or the lien of such mortgage, trust deed or other encumbrance. In the event of either such election and upon notification by such ground lessor, mortgagee, trustee or secured party to Tenant to that effect, the rights and interest of Tenant under this Lease shall be deemed to be subordinate to or to have priority over, as the case may be, such ground lease or the lien of said mortgage, trust deed or other encumbrance, whether this Lease is dated prior or subsequent to the date of said ground lease, mortgage, trust deed or other encumbrance. Tenant shall execute and deliver whatever instruments may be required for such purpose, including an agreement to attorn to any such ground lessor, mortgagee, trustee or other encumbrancer, and in the event Tenant fails so to do within 20 days after demand in writing, the same shall constitute an event of default hereunder.

17. Access and Other Rights Reserved to Landlord.

Landlord, for itself and its agents, reserves and may exercise the following rights without affecting Tenant's obligations hereunder:

(a) to change the name or street address of the Office Building;

(b) to install and maintain any and all signs on the exterior and/or interior of the Office Building;

(c) to reserve access for Landlord and the other tenants of the Office Building of any mail chutes located within the Premises according to the rules of the United States Post Office;

(d) to designate all sources furnishing sign painting and lettering, ice, drinking water, towels, coffee cart service and toilet supplies used in the Office Building;

(e) during the last 6 months of the Term, if Tenant has vacated the Premises, to decorate, remodel, repair or otherwise prepare the Premises for reletting;

(f) to retain at all times pass keys to the Premises;

(g)to grant anyone the exclusive right and privilege to conduct any particular business or undertaking in the Office Building;

(h) to exhibit the Premises to others and, during the last three (3) months of the Term, to display "for rent" signs on the Premises;

(i) to close the Office Building after regular working hours and on legal holidays subject, however, to Tenant's right to admittance, under such reasonable regulations as Landlord may prescribe from time to time, which may include by way of example but not of limitation, that persons entering or leaving the Office Building identify themselves to a watchman by registration or otherwise and that said persons establish their right to enter or leave the Office Building;

(j) to approve the weight, size and location of safes, computers, copying and printing equipment or other heavy equipment or articles, which articles may be moved in, about, or out the Office Building or Premises only at such times and in such manner as Landlord shall direct and in all events, however, at Tenant's sole risk and responsibility;

(k) to take any and all measures, including inspections, repairs, alterations, decorations, additions and improvements to the Premises or to the Office Building, as may be necessary or desirable for the safety, protection or preservation of the Premises or the Office Building or Landlord's interests, or as may be necessary or desirable in the operation of the Office Building;

(l) to erect, use and maintain pipes, ducts, wiring and conduits in and through the Premises;

(m) upon reasonable advance notice to Tenant (provided that no notice shall be required in an emergency), to enter the Premises, to inspect the same, to perform janitorial and cleaning services and to make such decorations, repairs, alterations, improvements or additions to the Premises or the Office Building as Landlord may deem reasonably necessary or desirable, and to take all material into and upon the Premises that may be required therefor and during the continuance of any said work, to temporarily close doors, entryways, public space and corridors in the Office Building and to interrupt or temporarily suspend services and facilities, provided that Landlord shall at all times use its best efforts to maintain reasonable accessibility to the Premises, to minimize any disruption of Tenant's business; if Tenant shall not be personally present to open and permit entry into the Premises, at any time, when for any reason an entry therein shall be necessary or permissible, Landlord or Landlord's agents may enter the same by a master key, or, in the cases of an emergency only, may forcibly enter the same, without rendering Landlord or such agents liable therefor (if during such entry Landlord or Landlord's agents shall accord reasonable care to Tenant's property), and without in any manner affecting the obligations, responsibility or liability whatsoever, for the care, supervision or repair of the Premises or the Office Building or any part thereof, other than as herein provided; and

(n)to change the arrangement and/or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets or other public parts of the Office Building, and to close entrances, doors, corridors, elevators or other facilities.

Landlord may enter upon the Premises and may exercise any or all of the foregoing rights hereby reserved without being deemed guilty of an actual or constructive eviction or disturbance to Tenant's use or possession and without being liable in any manner to Tenant and without abatement of Base Rent and additional rent (except as provided in Section 12) or affecting any of Tenant's obligations hereunder; provided that in the exercise of any or all of the foregoing rights, Landlord shall use reasonable care to minimize damage to Tenant's property or interruption of Tenant's business.

18. Holding Over.

If Tenant retains possession of the Premises or any part thereof after the termination of the Term, by lapse of time or otherwise, Tenant shall pay Landlord monthly rent, at double the rate payable for the month immediately preceding said holding over (including such additional rent for Expenses and Taxes which Landlord may reasonably estimate), computed on a per-month basis, for, and payable in advance on the first day of, each month or part thereof (without reduction for any such partial month) that Tenant thus remains in possession, and in addition thereto, Tenant shall pay Landlord all damages, consequential as well as direct, sustained by reason of Tenant's retention of possession. Alternatively, at the option and election of Landlord, expressed in written notice to Tenant and not otherwise, such retention of possession shall constitute an extension of the Term for one (1) year. The provisions of this paragraph are not exclusive and shall not preclude or impair Landlord's rights of re-entry or any other right of Landlord hereunder, at law or in equity.

19. Default by Tenant.

(a) In addition to the other events of default mentioned elsewhere in this Lease, any of the following occurrences or acts shall constitute an event of default under this Lease: (i) if Tenant, at any time during the continuance of this Lease (and regardless of the pendency of any bankruptcy, reorganization, receivership, insolvency or other proceedings, in law, in equity, or before any administrative tribunal, which have or might have the effect of preventing Tenant from complying with the terms of this Lease), shall (x) fail to make any payment of Base Rent, additional rent or other sum required to be paid by Tenant hereunder and Tenant shall fail to make any such payment for a period of five (5) days after service by Landlord of written notice to Tenant that any such payment has become due, or
(y) fail to observe or perform any other provision hereof for ten (10) days after Landlord shall have served on Tenant written notice of such failure, provided, that in the case of any default referred to in this clause which is curable but cannot be cured by the payment of money and cannot with diligence be cured within such 10-day period, if Tenant shall proceed promptly to cure the same and thereafter shall prosecute the curing of within which such failure may be cured shall be extended for such period as may be necessary to complete the curing of the same with diligence and continuity; or (ii) if Tenant shall file a petition in bankruptcy or for reorganization or for an arrangement pursuant to any present or future federal or state bankruptcy law or under any similar federal or state law, or shall be adjudicated a bankrupt or insolvent or shall make an assignment for the benefit of its creditors or shall admit in writing its inability to pay its debts generally as they become due, or if a petition or answer proposing the adjudication of Tenant as a bankrupt or its reorganization under any present or future federal or state bankruptcy law or any similar federal or state law shall be filed in any court and such petition or answer shall not be discharged or denied within thirty (30) days after the filing thereof, or (iii) of a receiver, trustee, custodian or liquidator of Tenant or of all or substantially all of the assets of Tenant or of the Premises or any portion thereof shall be appointed any proceeding brought by or against Tenant and shall not be discharged within thirty (30) days after such appointment, or if Tenant shall consent to or acquiesce in such appointment, or (iv) if the Premises shall have been abandoned, or
(v) if Tenant shall be in default under any other lease of Premises in the Office Building or the complex.

(b) If an event of default should have occurred and be continuing, Landlord shall have the right at its election, then or any time thereafter while such event of default shall continue, to give Tenant written notice of Landlord's intention to terminate the Term on a date specified in such notice. Upon the giving of such notice, the Term and the estate hereby granted shall expire and terminate on such date as fully and completely and with the same effect as if such date were the date hereinbefore fixed for the expiration of the Term, and all rights of Tenant hereunder shall expire and terminate, but Tenant shall remain liable as hereinafter provided.

(c) If an event of default shall have occurred and be continuing, Landlord shall have the immediate right, whether or not the Term shall have been terminated pursuant to subsection (b), to re-enter and repossess the Premises or any part thereof by force, summary proceedings, ejection or otherwise and the right to remove all persons and property therefrom. Landlord shall be under no liability for, or by reason of, any such entry, repossession or removal. No such re-entry or taking of possession of the Premises by Landlord shall be construed as an election on Landlord's part to terminate the Term unless a written notice of such intention be given to Tenant pursuant to subsection (b), or unless the termination of this Lease be decreed by a court or competent jurisdiction.

(d) At any time or from time to time after the repossession of the Premises or any part thereof pursuant to subsection (c), whether or not the Term shall have been terminated pursuant to subsection (b), Landlord may (but shall be under no obligation to) relet the Premises or any part thereof for the account of Tenant, in the name of Tenant or Landlord or otherwise, without notice to Tenant, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and on such conditions (which may include concessions or free rent) and for such uses as Landlord, in its absolute discretion, may determine, and Landlord may collect and receive any rents payable by reason of such reletting. Landlord shall not be responsible or liable for any failure to collect any rent upon any such reletting.

(e) No expiration or termination of the Term pursuant to subsection (b), by operation of law or otherwise, and no repossession of the Premises or any part thereof pursuant to subsection (c) or otherwise, and no reletting of the Premises or any part thereof pursuant to subsection (d), shall relieve Tenant of its liabilities and obligations hereunder, all of which shall survive such expiration, termination, repossession or reletting.

(f) In the event of any expiration or termination of this Lease or repossession of the Premises or any part thereof by reason of the occurrence of an event of default, Tenant will pay to Landlord the Base Rent, additional rent and other sums required to be paid by Tenant to and including the date of such expiration, termination or repossession; and, thereafter, until the end of what would have been the Term in the absence of such expiration, termination or repossession, and whether or not the Premises or any part thereof shall have been relet, Tenant shall be liable to Landlord for, and shall pay to Landlord the Base Rent, additional rent and other sums which would be payable under this Lease by Tenant in the absence of such expiration, termination or repossession, less the net proceeds, if any, of any reletting effected for the account of Tenant pursuant to subsection (d), after deducting from such proceeds all of Landlord's expenses in connection with such reletting (including, without limitation, all repossession costs, brokerage commissions, legal expenses, reasonable attorneys' fees, employees' expenses, alteration costs and expenses for preparation for such reletting). Tenant will pay said Base Rent, additional rent and other sums on the days on which the Base Rent, additional rent and such other sums would have been payable under this Lease in the absence of such expiration, termination, or repossession, and Landlord shall be entitled to recover the same from Tenant on each such day.

20. Surrender of Possession.

Upon the expiration or other termination of the Term, Tenant shall quit and surrender to Landlord the Premises, broom clean, in good order and condition, ordinary wear expected, and Tenant shall remove all of its property therefrom. Prior to the end of the Term, Tenant may remove from the Premises such readily removable improvements to the Premises made and paid for by Tenant, provided that (i) Tenant shall not remove any improvements which shall result in the Premises being improved below building standard (defined as those improvements installed by Landlord in accordance with Exhibit "C" hereto), (ii) Tenant shall not remove any mechanical, electrical or plumbing fixtures or conduits providing heat, light, power, water, plumbing, air conditioning, ventilation or other essential services to the Premises (as distinguished from removable equipment therein) except for special or upgraded fixtures installed by Tenant which are replaced by Tenant with fixtures customarily and normally used in offices in other portions of the Office Building, and (iii) prior to the end of the Term, Tenant shall at its sole expense restore any damage to the Premises resulting from such removal. If Tenant does not remove its property of every kind and description from the Premises prior to the end of the Term, however ended, Tenant shall be conclusively presumed to have conveyed the same to Landlord under this Lease as a bill of sale without further payment or credit by Landlord to Tenant and Landlord may remove the same and Tenant shall pay the cost of such removal and the cost of repairing any damage caused thereby to Landlord upon demand and, (iv) Tenant when vacating the Premises shall do so after 6:00 p.m. so as not to disturb the use of the elevators for other tenants.

21. Notices.

All notices required or permitted hereunder shall be in writing, and the same shall be considered delivered when personally serviced and receipted for by the intended recipient or when deposited in the United States certified or registered mail, postage prepaid, return receipt requested, and if directed to Landlord, addressed to Landlord at Landlord's Address, and if directed to Tenant, addressed to Tenant at Tenant's Address. Landlord and Tenant each reserve the right to change their respective addresses effective three (3) business days following notice thereof served upon the other in accordance herewith.

22. Relocation of Tenant.

Landlord shall have the right, upon thirty (30) days written notice, to relocate Tenant in whole or in part, to another location in the Office Building at no cost or expense to Tenant and upon the condition that the new premises designated by Landlord shall be substantially as desirable as the Premises with respect to layout and location in the Office Building and shall not be smaller in area than the Premises.

23. Security Deposit.

Tenant has deposited with Landlord a security deposit in the amount of $1942.26, the receipt whereof is hereby acknowledged. Said deposit shall be held by Landlord as security for the full and faithful performance by Tenant of each and every term, covenant and condition of this Lease on the part of Tenant to be observed and performed. Such security deposit shall not be mortgaged, assigned, transferred or encumbered by Tenant and any such act on the part of Tenant shall be without force and effect and shall not be binding upon Landlord. If any Base Rent or additional rent herein reserved or any other sums payable by Tenant shall be overdue and unpaid or should Landlord make payments on behalf of Tenant, or should Tenant fail to perform any of the terms of this Lease for the cure thereof, then Landlord may, at its option, and without prejudice to any other remedy which Landlord may have on account thereof, appropriate and apply said entire deposit or so much thereof as may be necessary to compensate Landlord toward the payment of the rents or other sums due from Tenant, or towards any loss, damage or reasonable expenses sustained by Landlord resulting from such default on the part of Tenant; and in such event
Tenant shall forthwith upon demand restore said security to the original sum deposited. In the event Tenant shall fully and faithfully comply with all of the terms, covenants and conditions of this Lease and promptly pay all Base Rent and additional rent as they fall due and all other sums payable by Tenant to Landlord, said deposit shall be returned in full to Tenant within thirty (30) days from the date of the expiration of the Term and the surrender of the Premises by tenant in compliance with the provisions of this Lease without any allowance for interest thereon.
In the event any bankruptcy, insolvency, reorganization or other creditor/debtor proceedings shall be instituted by or against Tenant or its successors or assigns, such security deposit shall be deemed to be applied first to the payment of any Base Rent, additional rent and/or other charges due Landlord for all periods prior to the institution of such proceedings and the balance, if any, of such security deposit may be retained by Landlord in partial liquidation of Landlord's damages.

24. Brokerage.

Tenant hereby represents and warrants that it has not dealt with any broker or finder entitled to any compensation by reason of the execution of this Lease or the lease of the Premises pursuant hereto, except for The Beth Corporation and _________ whose commission shall be paid by Landlord pursuant to separate agreement). Tenant hereby agrees to indemnify and hold Landlord harmless from all damage, liability and expense (including reasonable attorneys' fees) Landlord may incur, suffer or sustain in respect to a claim by a broker or finder for such compensation, excluding brokers engaged by Landlord or named herein.

25. Waiver, Remedies, Expenses, Etc.

(a) No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity or by statute. The failure of Landlord to insist at any time upon the strict performance of any covenant or agreement or to exercise any option, right, power or remedy contained in this Lease shall not be construed as a waiver or a relinquishment thereof for the future. No receipt of money by Landlord from Tenant after termination of the Term or after service of any notice of default or after the commencement of any suit, or after final judgment for possession of the Premises shall reinstate, continue or extend the Term or affect such notice or suit. A receipt by Landlord of any Base Rent, any additional rent or any other sum payable hereunder with knowledge of the breach of any covenant or agreement contained in this Lease shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. In addition to other remedies provided in this Lease, Landlord shall be entitled to the extent permitted by applicable law, to injunctive relief in case of the violation, or attempted or threatened violation, of any of the covenants, agreements, conditions or provisions of this Lease, or to a decree compelling performance of this Lease.

	(b)	In the event Tenant shall be in default in the performance of any of its obligations under this Lease, and an action shall be brought for the enforcement thereof in which it shall be determined that Tenant was in default, Tenant shall pay Landlord all expenses incurred or paid by Landlord in connection therewith including reasonable attorneys' fees. In the event Landlord shall, without fault on its part, be made a party to any litigation commenced against Tenant, if Tenant, at its expense, shall fail to provide Landlord with counsel approved by Landlord, Tenant shall pay as additional rent all costs and reasonable attorneys' fees incurred or paid by Landlord in connection with such litigation.

(c) Landlord may, but shall not be obligated to, cure any default by Tenant after complying with the notice provisions as herein provided, and whenever Landlord so elects, all costs and expenses paid or incurred by Landlord in curing such default, including, without limitation, reasonable attorneys' fees, shall be so much additional rent payable on demand.

26. Estoppel Certificate.

Tenant, at any time and from time to time, upon not less than ten (10) days prior request by Landlord, shall execute, acknowledge and deliver to Landlord a statement in writing, executed by an executive officer of Tenant, certifying, among other reasonable assurances as may be requested by Landlord, Landlord's mortgagee or any prospective purchaser of the Office Building, that this Lease is unmodified and in full effect (or, if there have been modifications, that this lease is in full effect as modified, and setting forth such modifications) and the dates to which the Base
Rent, additional rent and other sums payable hereunder have been paid, the amount of the existing security deposit, and either stating that to the knowledge of the parties executing such certificate no default exists hereunder or specifying each such default of which the executing party may have knowledge; it being intended that any such statement by Tenant may be relied upon by any prospective purchaser or mortgagee of the Office Building.

27. Landlord Defined.

The term Landlord as used in this Lease, so far as the covenants or obligations on the part of the Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of the Office Building, and in the event of any transfer or transfers of title thereto, Landlord named herein (and in case of any subsequent transfer or conveyances, the then grantor) shall be automatically freed and relieved from and after the date of such transfer or conveyance of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed, provided that such transferee shall expressly assume the obligations of Landlord under this Lease and provided further that any funds in the hands of such Landlord or the then grantor at this time of such transfer in which Tenant has an interest shall be turned over or credited to the grantee and any amount then due and payable to Tenant by Landlord or then grantor under any provisions of this Lease, shall be paid to Tenant.

28. Separability.

Except as otherwise herein expressly provided, each and every covenant and agreement contained in this Lease is, and shall be construed to be, a separate and independent covenant or agreement by Landlord shall not discharge or relieve Tenant from any of its obligations under this Lease. If any term or provision of this Lease or the application thereof to any person or circumstances shall to any extent be invalid and unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and shall be enforced to the extent permitted by law.

29. Binding Effect and Survival.

All of the covenants, conditions and obligations contained in this Lease shall be binding upon and inure to the benefit of the respective successors and assigns of Landlord and Tenant to the same extent as if each successor and assign were in each case named as a party to this Lease. The covenants and agreements of this Lease shall survive termination of the Term.

30. Interpretation and Amendments.

The headings to the various sections of this Lease have been inserted for convenient reference only and shall not to any extent have terms and provisions of this Lease. This Lease shall be governed by and interpreted under the laws of the State of Illinois. Time is of the essence of this Lease and all provisions herein relating thereto shall be strictly construed. This Lease may not be changed, modified or discharged except by a writing signed by Landlord and Tenant. The Preliminary Statement and the following exhibits hereto are incorporated in and made a part of this Lease:

            * Exhibit A   Legal Description
            * Exhibit B   Floor Plans
            * Exhibit C   Work Letter

31. Time of Payment; Interest.

All amounts (unless otherwise provided herein, and other than the Base Rent and current and final damages which shall be due as hereinbefore provided) owed by Tenant to Landlord hereunder shall be deemed additional rent and be paid within 30 days from the date Landlord renders statements of account therefor. All such amounts (including Base Rent and additional rent but excluding interest) which are not paid within 30 days shall bear interest from the date due until the date paid at the rate of two percent (2%) above the Prime Rate charges. For purposes hereof, Prime Rate shall be the rate of interest announced from time to time by First Chicago Bank as the rate of interest then being charged on short-term unsecured loans made in Chicago, Illinois to said Bank's most credit-worthy customers. Provision for and collection of interest as aforesaid shall not be in derogation of any other right or remedy of Landlord provided in this Lease, at law or in equity.

32. Early Occupancy.

If Tenant shall occupy the Premises prior to the beginning of the Term with Landlord's consent, all the provisions of this Lease shall be in full force and effect from and after commencement of occupancy by Tenant.

33. Quiet Enjoyment.

If, and so long as, Tenant shall observe and perform all covenants, agreements and obligations required by it to be observed and performed hereunder, Tenant shall have peaceful and quiet occupancy and enjoyment of the Premises by Tenant as contemplated by this Lease, provided that Landlord shall have access to the Premises as provided in this Lease.

34. Mortgagee Modifications.

Should any prospective mortgagee or ground lessor require a modification or modifications of this Lease, which modification or modifications will not cause an increased cost or expense to Tenant or in any other way substantially change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are required therefor within 10 days after receipt from Landlord. In the event Tenant does not execute any such document within said 10 days, Landlord may then execute the document on Tenant's behalf as Tenant's Attorney-in-Fact.


IN WITNESS WHEREOF, Landlord and Tenant have signed and sealed this Lease as of the day and year first above written.

Landlord:                              Tenant:




BY:  /s/ Brooks Kellogg                BY: /s/ Michael S. Rosen
                                           Endorex Corp.

December 9, 1996

Michael S. Rosen
Lake Bluff Office Center
900 North Shore Drive
Suite #224
Lake Bluff, IL  60044

Re:  Lease Amendment, Suite #245

Effective January 1, 1997, the lease dated September 18, 1996, commencing on October 1, 1992 by and between Endorex Corporation, as Lessee, and Lake Bluff Office Center, L.L.C., Agent of the Lake Forest Bank and Trust Company, as Trustee under Trust #1138, dated 09/18/96, as successor to American Bank and Trust Company, as Lessor, for the premises at 900 North Shore Drive,
Lake Bluff, Illinois is amended as follows:

      Premises:                     New Suite #245

      Termination Date:             December 31, 1998

      Square Footage:               1501 Square Feet

      Target Occupancy:             Friday, December 13, 1996

      Rent Schedule:

      Date:           per Sq. Ft.       Monthly:         Annual:
01/1/97 to 03/31/97     $08.16         $1,021.13       $16,753.56
04/1/97 to 06/30/97     $10.16         $1,271.13       $16,753.56
07/1/97 to 09/30/97     $12.16         $1,521.13       $16,753.56
10/1/97 to 12/31/97     $14.16         $1,771.13       $16,753.56
01/1/98 to 03/31/98     $16.16         $2,021.13       $24,638.31
04/1/98 to 12/31/98     $16.50         $2,063.88       $24,638.31

Carpet will be cleaned.

Lake Bluff Office Center will move the furniture only.

Lake Bluff Office Center will move all phone, fax and modem lines at our expense.

Lake Bluff Office Center will build one wall and door for a small conference room.

If Endorex Corp. wants a knee wall, we will build one - six foot long, four foot high with a finished oak top for $430.00. This knee wall, if desired, will be at Endorex's expense.

All other terms and conditions of the Lease shall remain the same.



/s/ BROOKS KELLOGG                        /s/ MICHAEL S. ROSEN
    MANAGING PARTNER

    12/10/96                                  12/10/96